Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of National Penn Bancshares, Inc. of our report dated March 26, 2014, relating to our audit of the consolidated financial statements, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Proxy Statement/Prospectus.

Wexford, Pennsylvania
July 7, 2014

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania  15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345